Exhibit 10.1
EXECUTION VERSION

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT (this
“Amendment”), dated as of July 1, 2021 (the “Amendment Date”), among FBCC Lending I, LLC, a Delaware limited liability company (together with its successors and assigns in such capacity, the “Borrower”), Franklin BSP Capital Adviser L.L.C., as servicer (the “Servicer”), Morgan Stanley Bank, N.A., as lender (the “Required Lender”), and Morgan Stanley Asset Funding, Inc., as administrative agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Required Lender, the Administrative Agent, and the Servicer are party to that certain Loan and Servicing Agreement, dated as of March 15, 2021 (as the same may be amended, modified or supplemented prior to the Amendment Date in accordance with the terms thereof, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, Franklin BSP Capital Corporation, as the transferor, each of the lenders from time to time party thereto (the “Lenders”), the Administrative Agent and U.S. Bank National Association, as the collateral agent, the account bank and the collateral custodian, providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower; and

WHEREAS, the Borrower, the Required Lender, the Administrative Agent, and the Servicer desire to amend certain provisions of the Loan and Servicing Agreement, in accordance with Section 12.01 thereof and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Servicing Agreement.

ARTICLE II

Amendments to Loan and Servicing Agreement

SECTION 2.1. As of the Amendment Date, the Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Servicing Agreement attached as Appendix A hereto.

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ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Servicer hereby represent and warrant to the Administrative Agent and the Lenders that, as of the Amendment Date, (i) no Unmatured Event of Default, Event of Default or Servicer Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Servicer contained in the Loan and Servicing Agreement are true and correct in all material respects on and as of such date as though made on and as of such date (other than any representation and warranty that is made as of a specific date, which representation and warranty was true in all material respects as of such date).

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions:

(a)its execution and delivery by each party hereto;

(b)the Administrative Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request;

(c)the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; and

(d)the payment by the Borrower in immediately available funds of all fees (including reasonable and documented fees, disbursements and other charges of outside counsel to the Administrative Agent) to be received on the Amendment Date.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

2

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Servicing Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Servicing Agreement for all purposes.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:
FBCC LENDING I, LLC

By: /s/ Nina Baryski
Name: Nina Baryski
Title: Authorized Signatory

SERVICER:

FRANKLIN BSP CAPITAL ADVISER L.L.C.

By: /s/ Nina Baryski
Name: Nina Baryski
Title: Authorized Signatory

ADMINISTRATIVE AGENT:
MORGAN STANLEY ASSET FUNDING, INC.

By: /s/ Matthieu Milgrom

Name: Matthieu Milgrom
Title: Authorized Signatory

REQUIRED LENDER:

MORGAN STANLEY BANK, N.A.

By: /s/ Nii Dodoo
Name: Nii Dodoo
Title: Authorized Signer

Appendix A

Conformed Loan and Servicing Agreement
[see attached]

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EXECUTION VERSION
Conformed through First Amendment dated July 1, 2021

Up to U.S. $~~100,000,000~~200,000,000

LOAN AND SERVICING AGREEMENT

Dated as of March 15, 2021 among
FBCC LENDING I, LLC,
as the Borrower

FRANKLIN BSP CAPITAL CORPORATION,
as the Transferor

FRANKLIN BSP CAPITAL ADVISER L.L.C.,
as the Servicer

MORGAN STANLEY ASSET FUNDING, INC.,
as the Administrative Agent

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
as the Lenders and
U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Agent, Account Bank and Collateral Custodian

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TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS	2

Section 1.01 Certain Defined Terms	2
Section 1.02 Other Terms	~~60~~ 59
Section 1.03 Computation of Time Periods	60
Section 1.04 Interpretation	60

ARTICLE II THE FACILITY	~~62~~ 61

Section 2.01 Advances	~~62~~ 61
Section 2.02 Procedure for Advances	62
Section 2.03 Determination of Yield	63
Section 2.04 Remittance Procedures	~~64~~ 63
Section 2.05 Instructions to the Collateral Agent and the Account Bank	~~68~~ 67
Section 2.06 Borrowing Base Deficiency Payments	68
Section 2.07 Sale of Loan Assets; Affiliate Transactions	69
Section 2.08 Payments and Computations, Etc	72
Section 2.09 Unused Fee	~~73~~ 72
Section 2.10 Increased Costs; Capital Adequacy	73
Section 2.11 Taxes	~~75~~ 74
Section 2.12 Grant of a Security Interest; Collateral Assignment of Agreements	~~79~~ 78
Section 2.13 Evidence of Debt	~~80~~ 79
Section 2.14 Release of Loan Assets.	~~80~~ 79
Section 2.15 Treatment of Amounts Received by the Borrower	80
Section 2.16 Prepayment; Termination; Reduction.	80
Section 2.17 Collections and Allocations	81
Section 2.18 Reinvestment of Principal Collections	~~83~~ 82
Section 2.19 Defaulting Lenders	83

ARTICLE III CONDITIONS PRECEDENT	~~85~~ 84

Section 3.01 Conditions Precedent to Effectiveness	~~85~~ 84
Section 3.02 Conditions Precedent to All Advances	86
Section 3.03 Advances Do Not Constitute a Waiver	88
Section 3.04 Conditions to Acquisition of Loan Assets	88

ARTICLE IV REPRESENTATIONS AND WARRANTIES	~~90~~ 89

Section 4.01 Representations and Warranties of the Borrower	~~90~~ 89

Section 4.02 Representations and Warranties of the Borrower Relating to	~~99~~ 98
Agreement and the Collateral
Section 4.03 Representations and Warranties of the Servicer	~~100~~ 99
Section 4.04 Representations and Warranties of the Collateral Agent	~~104~~ 103
Section 4.05 Representations and Warranties of the Collateral Custodian	~~105~~ 104

ARTICLE V GENERAL COVENANTS	~~106~~ 105

Section 5.01 Affirmative Covenants of the Borrower	~~106~~ 105
Section 5.02 Negative Covenants of the Borrower	~~113~~ 112
Section 5.03 Affirmative Covenants of the Servicer	~~116~~ 115
Section 5.04 Negative Covenants of the Servicer	~~120~~ 119
Section 5.05 Affirmative Covenants of the Collateral Agent	~~121~~ 120
Section 5.06 Negative Covenants of the Collateral Agent	~~121~~ 120
Section 5.07 Affirmative Covenants of the Collateral Custodian	~~121~~ 120
Section 5.08 Negative Covenants of the Collateral Custodian	~~122~~ 121

ARTICLE VI ADMINISTRATION AND SERVICING OF CONTRACTS	~~122~~ 121

Section 6.01 Appointment and Designation of the Servicer	~~122~~ 121
Section 6.02 Duties of the Servicer	~~124~~ 123
Section 6.03 Authorization of the Servicer	~~126~~ 125
Section 6.04 Collection of Payments; Accounts	126
Section 6.05 Realization Upon Loan Assets	128
Section 6.06 Servicer Compensation	~~129~~ 128
Section 6.07 Payment of Certain Expenses by Servicer	~~129~~ 128
Section 6.08 Reports to the Administrative Agent; Account Statements; Servicer
Information	129
Section 6.09 Annual Statement as to Compliance	~~132~~ 131
Section 6.10 Annual Independent Public Accountant’s Servicing Reports	~~132~~ 131
Section 6.11 Procedural Review of Loan Assets; Access to Servicer and Servicer’s
Records	132
Section 6.12 The Servicer Not to Resign	~~133~~ 132
Section 6.13 Required Sale Assets	133

ARTICLE VII EVENTS OF DEFAULT	~~134~~ 133

Section 7.01 Events of Default	~~134~~ 133

Section 7.02 Additional Remedies of the Administrative Agent	~~137~~ 136

ARTICLE VIII INDEMNIFICATION	~~141~~ 140

Section 8.01 Indemnities by the Borrower	~~141~~ 140
Section 8.02 Indemnities by Servicer	~~142\~~ 141
Section 8.03 Waiver of Certain Claims	~~143~~ 142
Section 8.04 Legal Proceedings	~~143~~ 142
Section 8.05 After-Tax Basis	~~144~~ 143

ARTICLE IX THE ADMINISTRATIVE AGENT	~~144~~ 143

Section 9.01 The Administrative Agent	~~144~~ 143

ARTICLE X COLLATERAL AGENT	148

Section 10.01 Designation of Collateral Agent	148
Section 10.02 Duties of Collateral Agent	~~148~~ 149
Section 10.03 Merger or Consolidation	152
Section 10.04 Collateral Agent Compensation	152
Section 10.05 Collateral Agent Removal	~~152~~ 153
Section 10.06 Limitation on Liability	~~152~~ 153
Section 10.07 Collateral Agent Resignation	155
Section 10.08 Reallocation of Advances	~~155~~ 156

ARTICLE XI COLLATERAL CUSTODIAN	~~155~~ 156

Section 11.01 Designation of Collateral Custodian	~~155~~ 156
Section 11.02 Duties of Collateral Custodian	156
Section 11.03 Merger or Consolidation	~~158~~ 159
Section 11.04 Collateral Custodian Compensation	159
Section 11.05 Collateral Custodian Removal.	159
Section 11.06 Limitation on Liability	~~159~~ 160
Section 11.07 Collateral Custodian Resignation	~~161~~ 162
Section 11.08 Release of Documents	~~161~~ 162
Section 11.09 Return of Required Loan Documents	~~162~~ 163
Section 11.10 Access to Certain Documentation and Information Regarding the
Collateral	~~162~~ 163

Section 11.11 Bailment	163

ARTICLE XII MISCELLANEOUS	163

Section 12.01 Amendments and Waivers	163
Section 12.02 Notices, Etc	165
Section 12.03 No Waiver; Remedies	167
Section 12.04 Binding Effect; Assignability; Multiple Lenders.	~~167~~ 168
Section 12.05 Term of This Agreement	~~168~~ 169
Section 12.06 GOVERNING LAW; JURY WAIVER	169
Section 12.07 Costs, Expenses and Taxes	170
Section 12.08 Further Assurances	~~170~~ 171
Section 12.09 Recourse Against Certain Parties	171
Section 12.10 Execution in Counterparts; Severability; Integration	~~171~~ 172
Section 12.11 Characterization of Conveyances Pursuant to the Purchase and Sale
Agreement	172
Section 12.12 Confidentiality	173
Section 12.13 Waiver of Set Off	~~174~~ 175
Section 12.14 Headings and Exhibits	~~174~~ 175
Section 12.15 Ratable Payments	~~174~~ 175
Section 12.16 Failure of Borrower or Servicer to Perform Certain Obligations.	175
Section 12.17 Power of Attorney	175
Section 12.18 Delivery of Termination Statements, Releases, etc	~~175~~ 176
Section 12.19 Non-Petition	~~175~~ 176
Section 12.20 Acknowledgment and Consent to Bail-In of Affected Financial
Institutions	~~176~~ 177

LIST OF SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULES

SCHEDULE I    -    Conditions Precedent Documents
SCHEDULE II    -    Eligibility Criteria
SCHEDULE III    -    Agreed-Upon Procedures for Independent Public Accountants
SCHEDULE IV    -    Loan Asset Schedule
SCHEDULE V    -    Diversity Score Calculation
SCHEDULE VI    -    Industry Classification
SCHEDULE VII -    Specified Industries
SCHEDULE VIII -    Pre-Approved Loan Assets

ANNEXES

ANNEX A    -    Commitments EXHIBITS
EXHIBIT A    -    Form of Approval Notice
EXHIBIT B    -    Form of Borrowing Base Certificate
EXHIBIT C    -    Form of Disbursement Request
EXHIBIT D    -    Form of Notice of Borrowing
EXHIBIT E    -    Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F    -    Form of Notice of Termination/Permanent Reduction
EXHIBIT G    -    Form of Certificate of Closing Attorneys
EXHIBIT H    -    Form of Servicing Report
EXHIBIT I    -    Form of Servicer’s Certificate (Servicing Report)
EXHIBIT J    -    Form of Release of Required Loan Documents
EXHIBIT K    -    Form of Assignment and Acceptance
EXHIBIT L    -    Forms of U.S. Tax Compliance Certificates
EXHIBIT M    -    Form of Joinder Supplement
EXHIBIT N    -    Form of Power of Attorney for Servicer
EXHIBIT O    -    Form of Power of Attorney for Borrower
EXHIBIT P    -    Form of Collateral Custodian Certification

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This LOAN AND SERVICING AGREEMENT is made as of March 15, 2021, among:
(1)FBCC LENDING I, LLC, a Delaware limited liability company, as the

Borrower (as defined below);

(2)FRANKLIN BSP CAPITAL CORPORATION, a Delaware corporation, as the Transferor (as defined below);

(3)FRANKLIN BSP CAPITAL ADVISER L.L.C., a Delaware limited liability company, as the Servicer (as defined below);

(4)EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined below);

(5)MORGAN STANLEY ASSET FUNDING, INC., as the Administrative Agent (as defined below); and

(6)U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent (as defined below), the Account Bank (as defined below) and the Collateral Custodian (as defined below).

RECITALS

WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving loan facility in the maximum principal amount of up to the Facility Amount (as defined below), the proceeds of which shall be used by the Borrower to fund the purchase of certain Eligible Loan Assets (as defined below);

WHEREAS, the Borrower is willing to grant to the Collateral Agent, for the benefit of the Secured Parties (as defined below), a lien on and security interest in the Collateral (as defined below) to secure the payment in full of the Obligations (as defined below);

WHEREAS, the Lenders are willing to extend financing to the Borrower on the terms and conditions set forth herein;

WHEREAS, the Borrower also desires to retain the Servicer to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein; and

WHEREAS, the Servicer desires to perform certain servicing functions related to the Collateral on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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(c)not more than 5.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are Delayed Draw Loan Assets or Revolving Loans, in the aggregate;

(d)not more than 15.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are Second Lien Loans or FLLO Loans, in the aggregate;

(e)not more than 10.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are Second Lien Loans;

(f)not more than 5.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are fixed rate Loan Assets;

(g)not more than 30.0% of the Concentration Denominator may consist of
Eligible Loan Assets with a Total Leverage Ratio of greater than 6.50:1.00 as of the date of determination;

(h)not more than 5.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are PIK Loan Assets;

(i)not more than 10.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are Cov-Lite Loan Assets;

(j)not more than 10.0% of the Concentration Denominator may consist of
Eligible Loan Assets that are issued by an Obligor that has an EBITDA of less than$15,000,000; and

(k)not more than ~~15.0~~25.0% of the Concentration Denominator may consist of Eligible Loan Assets that are Broadly Syndicated Loans.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation, incorporation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents), articles of association and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof. For the avoidance of doubt, the “Constituent Documents” of the Borrower include, the Borrower Consent, the Borrower Certificate of Formation and the Borrower LLC Agreement.

“Control Agreement” means that certain Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Account Bank, the Administrative Agent and the Collateral Agent, which agreement relates to the Controlled Accounts, as such agreement may be amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

relevant Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with that Person, or (c) solely for purposes of Section 302 of ERISA and Section 412 of the Code, a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or that otherwise is aggregated under Section 414(o) of the Code with, that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“ERISA Event” means (a) with respect to a Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived; (b) a withdrawal by the Borrower or any of its ERISA Affiliates from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as a termination under Section 4062(e) of ERISA; (c) the failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, with respect to a Pension Plan; (d) the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to a complete or partial withdrawal by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan, written notification of the Borrower or any of its ERISA Affiliates concerning the imposition of any withdrawal liability, as such term is defined in Part I of Subtitle E of Title IV of ERISA, as a result of a complete or partial withdrawal from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the filing under Section 4041(c) of ERISA of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or Section 4041A of ERISA, or the receipt by the Borrower or any of its ERISA Affiliates from the PBGC of any notice relating to the intention to terminate a Pension Plan or Multiemployer Plan; (h) the imposition of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any of its ERISA Affiliates; or (i) the occurrence of a non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) which could result in liability to the Borrower or any of its ERISA Affiliates.

“Erroneous Payment” has the meaning assigned to that term in Section 9.01(j)(i)
“Erroneous Payment Notice” has the meaning assigned to that term in Section
9.01(j)(ii).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to that term in Section 7.01.

payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any withholding Taxes imposed under FATCA.

“Facility Amount” means the aggregate Commitments as then in effect, which on the Closing Date shall be $~~100,000,000,~~200,000,000, as such amount may be reduced pursuant to Section 2.16(b).

“Facility Maturity Date” means the earliest of (a) the Business Day designated by the Borrower to the Lender pursuant to Section 2.16(b) to terminate this Agreement, (b) the Stated Maturity or (c) the date on which the Facility Maturity Date is declared (or is deemed to have occurred automatically) pursuant to Section 7.01.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor versions of Sections 1471 through 1474 of the Code that are substantively comparable and not materially more onerous to comply with), as of the date of this Agreement, and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above), and any fiscal regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fees” means (a) the Unused Fee, (b) the Administrative Agent Fee and (c) the fees payable to each Lender pursuant to the terms of any Lender Fee Letter.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.
“Financial Covenant Test” means a test that will be satisfied on any date of determination if the Transferor maintains (i) Unrestricted Cash plus (ii) Unpledged Capital Commitments plus (iii) Retained Principal Distributions plus (iv) undrawn commitments under credit facilities, in an aggregate amount in excess of 5% of the total indebtedness of the Transferor and its Subsidiaries.

“First Amendment Closing Date” means July 1, 2021.

“First Lien Loan” means any Loan Asset (a) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Related Collateral, subject to any Permitted Working Capital Liens and any expressly permitted Liens under the Underlying Instrument for such Loan Asset or such comparable definition if “permitted liens” is not defined therein, (b) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to all other Indebtedness of such Obligor, (c) for which Liens on the Related Collateral securing any other outstanding Indebtedness of the Obligor (excluding Permitted Working Capital Liens and expressly permitted Liens described in

Interest Collections and any other amounts that have been designated as Principal Collections pursuant to the terms of this Agreement.

“Pro Rata Share” means, with respect to each Lender, the percentage obtained by dividing the Commitment of such Lender (or, following the termination thereof, the outstanding principal amount of all Advances of such Lender), by the aggregate Commitments of all the Lenders (or, following the termination thereof, the aggregate Advances Outstanding).

“Proceeds” means, with respect to any property included in the Collateral, all property that is receivable or received when such property is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to such Collateral including any insurance relating thereto.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, between the Transferor, as the seller, and the Borrower, as the purchaser, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Purchase Price” means, with respect to any Loan Asset, an amount (expressed as a percentage of par) equal to the greater of (a) zero and (b) the actual price paid by the Borrower for such Loan Asset; provided that if the actual price paid by the Borrower for such Loan Asset exceeds 100% of par, the Purchase Price shall be deemed to be 100%.

“Ramp-Up Period” means the period beginning on the First Amendment Closing Date and ending on the nine (9) month anniversary thereof.

“Recipient” means the Administrative Agent and any Lender, as applicable
. “Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Loan Assets or maintained with respect to the Loan Assets and the related Obligors that the Borrower, the Transferor or the Servicer have generated, in which the Borrower has acquired an interest pursuant to the Purchase and Sale Agreement or in which the Borrower or the Transferor have otherwise obtained an interest.

“Recoveries” means, with respect to any Defaulted Loan, the proceeds from the sale of the Related Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset (without duplication) or the Related Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Recurring Revenue Loan” means any Loan Asset that is structured based on a multiple of the related Obligor’s Revenue.

“Redetermination Request” means a written request of the Borrower (or the Servicer on its behalf) to the Administrative Agent for the Administrative Agent to reset the Cut-Off Date in respect of a Loan Asset (and all relevant Eligible Loan Asset information set

“Synthetic Security” means a security or swap transaction that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Target Portfolio Amount” means $~~154,000,000.~~308,000,000.

“Tax Expense Cap” means, for any Payment Date, a per annum amount equal to
$50,000.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination/Reduction Notice” means each notice required to be delivered by the Borrower in respect of any termination of this Agreement or any permanent reduction of the Facility Amount, in the form of Exhibit F.

“Total Borrower Capitalization” means, on any date of determination, the sum of
(a) the Aggregate Adjusted Borrowing Value plus (b) the aggregate amount on deposit in the Principal Collection Subaccount.

“Total Leverage Ratio” means, with respect to any Loan Asset for any period, the meaning of “Total Leverage Ratio” or any comparable definition in the Underlying Instruments for each Loan Asset, and in any case that “Total Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness less Unrestricted Cash, in each case, as of the period of four (4) consecutive fiscal quarters most recently ended (or, if financial statements for any such quarter have not yet been delivered, for the period of four (4) consecutive fiscal quarters for which financial statements have been delivered) on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, to (b) EBITDA, for the period of four (4) consecutive fiscal quarters most recently ended (or, if financial statements for any such quarter have not yet been delivered, for the period of four (4) consecutive fiscal quarters for which financial statements have been delivered) on or prior to such date, or if the Obligor of such Loan Asset was organized or formed within the previous year, another applicable test period as determined by the Administrative Agent in its sole discretion, as calculated by the Servicer in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments.

“Transaction Documents” means this Agreement, any Assignment and Acceptance, the Purchase and Sale Agreement, the Control Agreement, the Administrative

(o)    with respect to calculating the Debt-to-Recurring-Revenue Ratio for any
Recurring Revenue Loan, a failure to provide the information necessary to calculate the Debt-to-Recurring Revenue Ratio for any Recurring Revenue Loan.

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Breach Event” means, as to any Loan Asset, (a) the discovery that, as of the related Cut-Off Date, such Loan Asset did not satisfy the definition of “Eligible Loan Asset” or there otherwise existed a breach of any representation or warranty relating to such Loan Asset (other than any representation and warranty that was waived by the Administrative Agent in its sole discretion in writing prior to the Cut-Off Date) or (b) the Borrower fails to satisfy Section 3.02(a)(ii) or Section 3.04(b), as applicable, with respect to such Loan Asset, in each case, if the failure of the Borrower to cure such breach, or cause the same to be cured, continues for ten (10) Business Days after the earlier to occur of the Borrower’s receipt of notice thereof from the Administrative Agent or a Responsible Officer of the Borrower becoming aware thereof.

“Warranty Breach Loan Asset” means any Loan Asset with respect to which a Warranty Breach Event has occurred.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Loan Assets included in the Aggregate Adjusted Borrowing Value, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Loan Asset by (ii) such Eligible Loan Asset’s contribution to the Aggregate Adjusted Borrowing Value and dividing (b) such sum by the Aggregate Adjusted Borrowing Value.

“Weighted Average Life” means, as of any date of determination, the number obtained by (a) for each Eligible Loan Asset (other than a Defaulted Loan), multiplying the amount of each scheduled distribution of principal to be paid after such determination date by the number of years (rounded to the nearest hundredth) from such determination date until such scheduled distribution of principal is due; (b) summing all of the products calculated pursuant to clause (a) above; and (c) dividing the sum calculated pursuant to clause (b) above by the sum of all scheduled distributions of principal due on all the Eligible Loan Assets (other than Defaulted Loans) as of such determination date.

“Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of all Eligible Loan Assets as of such date is less than or equal to ~~6.0~~7.0 years.

“Weighted Average Spread” means, as of any date of determination, a fraction (expressed as a percentage) obtained by (a) multiplying the Outstanding Balance of each Eligible Loan Asset (and, in the case of any Delayed Draw Loan Asset or Revolving Loan, the unfunded portion of the commitment thereunder) (other than a Defaulted Loan) included in the Collateral as of such date by its Effective Spread, (b) summing the amounts determined pursuant to clause and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

(i)Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their related Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

(j) Erroneous Payments.

(i) Each LenderSecuredParty hereby agrees that (x) if the Collateral Agent or the Administrative Agent notifies such ~~Lender~~Secured Party that the Collateral Agent or the Administrative Agent, as applicable, has determined that any funds received by any such ~~Lender~~Secured Party from the Collateral Agent or the Administrative Agent, as applicable, or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such ~~Lender~~Secured Party (whether or not known to such ~~Lender~~Secured Party) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such ~~Lender~~Secured Party shall promptly, but in no event later than one (1) Business Day thereafter, return to the Collateral Agent or the Administrative Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds in Dollars, and if such ~~Lender~~Secured Party fails to return the amount of any such Erroneous Payment (or portion thereof) to the Collateral Agent or the Administrative Agent, as applicable, by such Business Day, such ~~Lender~~Secured Party shall also pay the Collateral Agent or the Administrative Agent, as applicable, interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Collateral Agent or the Administrative Agent, as applicable, in same day funds at a rate determined by the Collateral Agent or the Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect and (y) to the extent permitted by applicable law, such ~~Lender~~Secured Party shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Collateral Agent or the Administrative Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Collateral Agent or the Administrative Agent, as applicable, to any ~~Lender~~Secured Party under this clause (i) shall be conclusive, absent manifest error.

(ii)Without    limiting    the    immediately    preceding    clause    (i),    each ~~Lender~~Secured Party hereby further agrees that if it receives an Erroneous Payment from the Collateral Agent or the Administrative Agent (or any of their respective Affiliates) (x) that is in a different amount than, or on a different date from, that which is required to be paid to such ~~Lender~~Secured Party pursuant to the terms hereof or that which is specified in a notice of payment sent by the Collateral Agent or the Administrative Agent (or any of their respective Affiliates) with respect to such Erroneous Payment (a “Erroneous Payment Notice”), (y) that was not preceded or accompanied by an Erroneous Payment Notice, or (z) that such ~~Lender~~Secured Party otherwise becomes aware was transmitted, or received, in error or mistake (in whole or in part), in each case, an error has been made with respect to such Erroneous Payment, and to the extent permitted by applicable law, such ~~Lender~~Secured Party shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Collateral Agent or the Administrative Agent, as applicable, for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. Each ~~Lender~~Secured Party agrees that, in each such case, it shall promptly (and, in all events, within one (1) Business Day of its actual knowledge of such error) notify the Collateral Agent or the Administrative Agent, as applicable, of such occurrence and, upon demand from the Collateral Agent or the Administrative Agent, as applicable, it shall promptly, but in all events no later than one (1) Business Day thereafter, return to the Collateral Agent or the Administrative Agent, as applicable, the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds in Dollars, and if such ~~Lender~~Secured Party fails to return the amount of any such Erroneous Payment (or portion thereof) to the Collateral Agent or the Administrative Agent, as applicable, by such Business Day, such ~~Lender~~Secured Party shall also pay the Collateral Agent or the Administrative Agent, as applicable, interest thereon in respect of each day after such Business Day to the date such amount is repaid to the Collateral Agent or the Administrative Agent, as applicable, in same day funds at a rate determined by the Collateral Agent or the Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation from time to time in effect. Each ~~Lender~~Secured Party further authorizes and agrees that in the event an Erroneous Payment (or portion thereof) is not recovered from such ~~Lender~~Secured Party that has received such Erroneous Payment (or portion thereof) and the Collateral Agent or the Administrative Agent, as applicable, has received amounts that are due and owing to such ~~Lender~~Secured Party which the Collateral Agent or the Administrative Agent, as applicable, is required to remit to such ~~Lender~~Secured Party, the Collateral Agent or the Administrative Agent, as applicable, may offset such amounts by the equivalent amount of Erroneous Payments received by such ~~Lender~~Secured Party and, as applicable, return such amounts to the applicable payor.

(iii)     The Borrower hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any ~~Lender~~Secured Party that has received such Erroneous Payment (or portion thereof) for any reason, the Collateral Agent or the Administrative Agent, as applicable, shall be subrogated to all the rights of such ~~Lender~~Secured Party with respect to such amount, and (y) an Erroneous Payment shall

ANNEX A

Lender    Commitment

Morgan Stanley Bank, N.A.    $~~100,000,000~~200,000,000

Annex A- 1